As filed with the Securities and Exchange Commission on January 25, 1999

File No.                                    Commission file number:   0-20033

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                       AMERIRESOURCE TECHNOLOGIES, INC.
                     ------------------------------------
           (Exact name of registrant as specified in its charter)



          Delaware                                       87-0550824
       --------------                                  --------------
(State or Other Jurisdiction of               (Employer Identification Number)
Incorporation or Organization)


                      8809 Long Avenue, Lenexa, KS 66215
                    --------------------------------------
                   (Address of Principal Executive Offices)

           1999 Stock Option Plan of AmeriResource Technologies, Inc.
          ------------------------------------------------------------
                           (Full Title of the Plan)

               Delmar Janovec, 8809 Long Avenue, Lenexa, KS 66215
             ------------------------------------------------------
            (Name, Address, Including Zip Code, of Agent for Service)

Telephone number, including area code, of agent for service:  913-859-9292
                                                             --------------

                       CALCULATION OF REGISTRATION FEE

-----------------  --------------  -----------  ---------------  -------------
    Title of         Amount of      Proposed       Proposed         Amount
Securities to be    Shares to be     Maximum        Maximum           of
   Registered        Registered     Offering       Aggregate     Registration
                                    Price Per   Offering Price        Fee
                                      Share (1)
-----------------  --------------  -----------  ---------------  -------------
Common Stock, par   115,000,000      $0.005        $575,000          $165.00
 value $0.0001
-----------------  --------------  -----------  ---------------  -------------

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of January 20, 1999, a date within five business days prior to the date of filing of this registration statement.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                                  Total number of pages:                   11
                                  Index to Exhibits is located on page:     5

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
      PART I      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Cross-Reference Sheet Pursuant to Rule 404(a) under the Securities Act of 1933

  Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

Registration Statement Item Numbers and Headings     Prospectus Heading
-------------------------------------------------    -------------------

Item 1.  Plan Information                            Section 10(a) Prospectus

Item 2.  Registrant Information and                  Section 10(a) Prospectus
         Employee Plan Annual Information


        PART II     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

  The following documents filed by AmeriResource Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

  1. The Company's Annual Report on Form 10-QSB for the fiscal year ended December 31, 1998.

  2.  All reports filed by the Company with the Commission pursuant to
Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 1998.

  3. The description and specimen certificate of the Company's common stock, par value $0.0001 ("Common Stock"), contained in the Company's registration statement under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

  Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Form S-8 have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.

  The Common Stock being registered pursuant to this registration statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's registration statement under the Exchange Act, and is incorporated herein by reference.

Item 5.  Interests of Named Experts and Counsel.

  No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

Item 6.  Indemnification of Directors and Officers.

  The Company's Bylaws and certain sections of Delaware General Corporation Law allow for the indemnification of the Company's officers and directors in certain situations where liability would otherwise personally attach to such officers and directors.

Item 7.  Exemption from Registration Claimed.

  No restricted securities are being re-offered or resold pursuant to this registration statement.

Item 8.  Exhibits.

  The exhibits are attached to this Form S-8 are listed in the Exhibit Index, which is found on page 5.

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.










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

                                 SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lenexa, State of Kansas, on January 22, 1999.

                         AMERIRESOURCE TECHNOLOGIES, INC.


                      By:  /s/ Delmar Janovec
                          --------------------------------------
                          Delmar Janovec, President


                              POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Delmar Janovec, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature

 /s/ Delmar Janovec           President and Director        January 22, 1999
---------------------------
Delmar Janovec


 /s/ Rod Clawson              Director                      January 22, 1999
---------------------------
Rod Clawson





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
                              INDEX TO EXHIBITS


Exhibit     SEC Ref.
No.       No.                 Description of Exhibit
-------     --------               ----------------------

   A           4         1999 Stock Option Plan of the Company

   B         5, 23       Opinion and Consent of Counsel with Respect to the
                         Availability of Form S-8

   C          23         Consent of Accountant




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